Exhibit 5.1


                                 June __, 1995


   RJR Nabisco Holdings Corp.
   1301 Avenue of the Americas
   New York, New York  10019

   Ladies and Gentlemen:

             We have acted as counsel for RJR Nabisco Holdings Corp., a Delaware corporation ("Holdings"), and RJR Nabisco Holdings Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (Registration No. ___________ ), as amended (the "Registration Statement"), relating to (i) the offer by the Trust (the "Offer") to exchange its _____% Trust Originated Preferred Securities ("TOPrS") (the "Preferred Securities") for up to 49,000,000 outstanding Series B Depositary Shares ("Depositary Shares") each representing 1/1000 of a share of Series B Cumulative Preferred Stock of Holdings and (ii) in connection therewith, the deposit by Holdings with the Trust as trust assets of its _____% Junior Subordinated Debentures due 2044 (the "Junior Subordinated Debentures"). Concurrently with the delivery of Junior Subordinated Debentures to the Trust, Holdings will make a cash contribution to the Trust, the proceeds of which will be used by the Trust to purchase as trust assets additional Junior Subordinated Debentures. The Junior Subordinated Debentures are to be issued under an Indenture dated as of June __, 1995 (as supplemented by the First Supplemental Indenture dated as of June __, 1995, the "Indenture"), to be entered into by and between Holdings and The Bank of New York, as trustee. The Preferred Securities will be guaranteed (the "Guarantee") by Holdings to the extent described in the Prospectus forming a part of the Registration Statement.


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             RJR Nabisco Holdings Corp.   2                 June __, 1995


             We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

             Based on the foregoing, we are of the opinion that:

             1. Assuming that the Indenture and the Junior Subordinated Debentures have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has been duly executed and delivered, (iii) the terms of the Junior Subordinated Debentures have been duly established in accordance with the Indenture and (iv) the Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture and duly issued and delivered to the Trust as contemplated by the Registration Statement, the Junior Subordinated Debentures will constitute valid and binding obligations of Holdings, enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

             2. Assuming that the Guarantee has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Guarantee has been duly executed and delivered, (iii) the Preferred Securities have been duly issued and delivered in exchange for the Depositary Shares as contemplated by the Registration Statement, the Guarantee will constitute a valid and binding obligation of Holdings, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of


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             RJR Nabisco Holdings Corp.   3                 June __, 1995

        whether considered in a proceeding at law or in equity).

             We are members of the Bar of the State of New York and our opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                 Very truly yours,